SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 8, 2002
(Date of earliest event reported)

TIVO INC.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File: 000-27141	77-0463167 (I.R.S. Employer Identification No.)

2160 Gold Street
P.O. Box 2160
Alviso, California 95002
(Address of Principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

We are filing this Current Report to update the risks applicable to our business and any investment in our securities, as set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Factors That May Effect Future Operating Results” in our Annual Report on Form 10-K/A for the fiscal year ended January 31, 2002, filed on September 13, 2002, and our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2002, filed on September 13, 2002, as follows:

We have recognized very limited revenue, have incurred significant net losses and may never achieve profitability.

We have recognized very limited revenue, have incurred significant losses and have had substantial negative cash flow. During the three and six months ended July 31, 2002, the fiscal year ended January 31, 2002, the one-month transition period ended January 31, 2001 and the calendar year ended December 31, 2000, we recognized revenues of $35.0 million, $48.0 million, $19.4 million, $989,000 and $3.6 million, respectively. As of July 31, 2002, we had an accumulated deficit of $501.2 million. We expect to incur significant operating expenses over the next several years in connection with the continued development and expansion of our business. As a result, we expect to continue to incur losses for the foreseeable future. The size of these net losses depends in part on our subscriber revenues and on our expenses. We will need to generate significant additional revenues to achieve profitability. Consequently, we may never achieve profitability, and even if we do, we may not sustain or increase profitability on a quarterly or annual basis in the future.

Our limited operating history may make it difficult for us or investors to evaluate trends and other factors that affect our business.

We were incorporated in August 1997 and we have been providing services to subscribers only since March 31, 1999. Prior to that time, our operations consisted primarily of research and development efforts. To date, only a limited number of digital video recorders, or DVRs, have been sold and we have obtained only a limited number of subscribers to the TiVo Service.

As a result of our limited operating history, our historical financial and operating information is of limited value in evaluating our future operating results. It may be difficult to accurately predict our future revenues, costs of revenues, expenses or results of operations. In addition, any evaluation of our business must be made in light of the risks and difficulties encountered by companies offering products or services in new and rapidly evolving markets. DVRs and personal television services are a new product category for consumers and it may be difficult to predict the future growth rate, if any, or size of the market for our products and services. We may be unable to accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. Such inability could cause our net losses in a given quarter to be greater than expected, which could cause the price of our stock to decline.

We face a number of challenges in the sale and marketing of the TiVo Service and products that enable the TiVo Service.

Our success depends upon a continually successful retail marketing of the TiVo Service and related DVRs, which began in the third quarter of calendar year 1999.

Many consumers are not aware of the benefits of our products.    DVR products and services represent a new, untested consumer electronics category. Retailers, consumers and potential partners may perceive little or no benefit from personal television products and services. We have only been providing the TiVo Service since 1999 and many consumers are not aware of its benefits and therefore, may not value the TiVo Service and products that enable the TiVo Service. We will need to devote a substantial amount of time and resources to educate consumers and promote our products in order to increase our subscribers. We cannot be sure that a broad base of consumers will ultimately subscribe to the TiVo Service or purchase the products that enable the TiVo Service.

Consumers may not be willing to pay for our products and services.    Many of our customers already pay monthly fees for cable or satellite television. We must convince these consumers to pay an additional subscription fee to receive the TiVo Service. Consumers may perceive the TiVo Service and related DVR as too expensive. In order to continue to grow our subscribers base, we will need to continue to reduce our costs and lower the price of our DVR. The availability of competing services that do not require subscription fees will harm our ability to effectively attract and retain subscribers. In addition, DVRs that enable the TiVo Service can be used to pause, rewind and fast-forward through live shows without an active subscription to the TiVo Service. If a significant number of purchasers of the TiVo-enabled DVRs use these devices without subscribing to the TiVo Service or cancel their existing subscriptions, our revenue growth will decline and we may not achieve profitability.

We compete with other consumer electronics products and home entertainment services for consumer spending.    DVRs and the TiVo Service compete in markets that are crowded with other consumer electronics products and home entertainment services. The competition for consumer spending is intense and many consumers on limited budgets may choose other products and services over ours. DVRs compete for consumer spending with products such as DVD players, satellite television systems, personal computers and video game consoles. The TiVo Service competes with home entertainment services such as cable and satellite television, movie rentals, pay-per-view and video on demand.

Many of these products or services have established markets, broad user bases and proven consumer acceptance. In addition, many of the manufacturers and distributors of these competing devices and services have substantially greater brand recognition, market presence, distribution channels, advertising and marketing budgets and promotional and other strategic partners. Faced with this competition, we may be unable to effectively differentiate the DVR or the TiVo Service from other consumer electronics devices or entertainment services.

It is expensive to establish a strong brand.    We believe that establishing and strengthening the TiVo brand is critical to achieving widespread acceptance of our products and services and to establishing key strategic partnerships. The importance of brand recognition will increase as current and potential competitors enter the personal television market with competing products and services. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality services and customer support. These activities are expensive and we may not generate a corresponding increase in subscribers or revenues to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract subscribers and effectively compete in the personal television market.

We rely on our partners to market and distribute our products and services.    In addition to our own efforts, our manufacturing partners distribute DVRs that enable the TiVo Service. We rely on their sales forces, marketing budgets and brand images to promote and support DVRs and the TiVo Service. We expect to continue to rely on our manufacturing partners and other strategic partners to promote and support DVRs and other devices that enable the TiVo Service. The loss of one or more of these partners could require us to undertake more of these activities on our own. As a result, we would spend significant resources to support DVRs and other devices that enable the TiVo Service. We also expect to rely on DIRECTV and other partners to provide marketing support for the TiVo Service. The failure of one or more of these partners to provide anticipated marketing support will require us to divert more of our limited resources to marketing the TiVo Service. If we are unable to provide adequate marketing support for DVRs and the TiVo Service, our ability to attract subscribers to the TiVo Service will be limited.

We have agreed to share a substantial portion of the revenue we generate from subscription fees with some of our strategic partners. We may be unable to generate enough revenue to cover these obligations.

We have agreed to share a substantial portion of our subscription and other fees with some of our strategic partners in exchange for manufacturing, distribution and marketing support, and discounts on key components for DVRs. Under these agreements, we may be required to share substantial portions of the subscription and other fees attributable to the same subscriber with multiple partners. These agreements also require us to share a portion of our subscription fees whether or not we increase or decrease the price of the TiVo Service. If we change our subscription fees in response to competitive or other market factors, our operating results would be adversely affected. Our decision to share subscription revenues is based on our expectation that our partnerships will help us obtain subscribers, broaden market acceptance of personal television and increase our future revenues. If these expectations are not met, we may be unable to generate sufficient revenue to cover our expenses and obligations.

We depend on a limited number of third parties to manufacture, distribute and supply critical components and services for the DVRs that enable the TiVo Service. We may be unable to operate our business if these parties do not perform their obligations.

The TiVo Service is enabled through the use of a DVR made available by us and a limited number of third parties. In addition, we rely on sole suppliers for a number of key components for the DVRs. We do not control the time and resources that these third parties devote to our business. We cannot be sure that these parties will perform their obligations as expected or that any revenue, cost savings or other benefits will be derived from the efforts of these parties. If any of these parties breaches or terminates its agreement with us or otherwise fails to perform their obligations in a timely manner, we may be delayed or prevented from commercializing our products and services. Because our relationships with these parties are non-exclusive, they may also support products and services that compete directly with us, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our products and services. This outcome would harm our ability to compete effectively and achieve increased market acceptance and brand recognition.

In addition, we face the following risks in relying on these third parties:

If our manufacturing partnerships are not successful, we may be unable to satisfy demand for our products and services.    We have manufactured a certain amount of the DVRs that enable the TiVo Service through a third-party contract manufacturer. We also have entered and anticipate entering into agreements with consumer electronics partners to manufacture and distribute DVRs that enable the TiVo Service. However, we have no minimum volume commitments from any manufacturer. The ability of our manufacturing partners to reach sufficient production volume of DVRs to satisfy anticipated demand is subject to delays and unforeseen problems such as defects, shortages of critical components and cost overruns. Moreover, they will require substantial lead times to manufacture anticipated quantities of the DVRs that enable the TiVo Service. Delays, product shortages, and other problems could impair the retail distribution and brand image and make it difficult for us to attract subscribers. In addition, the loss of a manufacturing partner would require us to identify and contract with alternative sources of manufacturing, which we may be unable to do and which could prove time-consuming and expensive. Although we expect to continue to contract with additional consumer electronics companies for the manufacture of DVRs in the future, we may be unable to establish additional relationships on acceptable terms.

We are dependent on single suppliers for several key components and services. If these suppliers fail to perform their obligations, we may be unable to find alternative suppliers or deliver our products and services to our customers on time.    We currently rely on sole suppliers for a number of the key components and services used in the DVRs and the TiVo Service. For example:

•	NEC is the sole supplier of the CPU and application specific integrated circuit, semiconductor devices;

•	Broadcom is the sole supplier of the MPEG2 encoder and decoder semiconductor devices;

•	ATMEL is the sole supplier of the secure microcontroller semiconductor device; and

•	Tribune Media Services is the sole supplier of program guide data.

Because we do not require customized components from these suppliers, we do not have binding supply agreements with NEC, Broadcom or ATMEL. Therefore, they are not contractually obligated to supply us with these key components on a long-term basis or at all. In addition to the above, we have several sole suppliers for key components of our products currently under development.

If our arrangements or our manufacturing partners’ arrangements with NEC, Broadcom, ATMEL or Tribune Media Services were to terminate or expire, or if we or our manufacturing partners were unable to obtain sufficient quantities of these components or required program guide data from our suppliers, our search for alternate suppliers could result in significant delays, added expense or disruption in product availability.

We have limited experience in overseeing manufacturing processes and managing inventory and failure to do so effectively may result in supply imbalances or product recalls.

We have contracted for the manufacture of certain Series2 TiVo-enabled DVRs with contract manufacturers. We sell these units to retailers and distributors, as well as through our own online sales efforts. As part of this effort, we expect to maintain some inventory of the Series2 units throughout the year. Overseeing manufacturing processes and managing inventory are outside of our core business and our experience in these areas is limited. If we fail to effectively oversee the manufacturing process and manage inventory, we may suffer from insufficient inventory to meet consumer demand or excess inventory. Ineffective oversight of the manufacturing process could also result in product recalls.

We have agreed to subsidize the cost of manufacturing DVRs, which may adversely affect our operating results and ability to achieve profitability.

We have entered into agreements with our consumer electronic manufacturing partners to manufacture DVRs that enable the TiVo Service. Although we intend to reduce subsidy payments in the future, in certain agreements we have agreed to pay our manufacturing partners a per-unit subsidy for each DVR that they manufacture and sell. The amount of the payments can vary depending upon the manufacturing costs and selling prices. In addition, in the event our manufacturing partners are unable to manufacture the DVRs at the costs currently estimated or if selling prices are less than anticipated, we may owe additional amounts to them, which could adversely affect our operating results. Under some of these arrangements, we are obligated to pay a portion of the subsidy when the DVR is shipped, and we will not receive any revenues related to the unit until the unit is sold and the purchaser activates the TiVo Service. We may make additional subsidy payments in the future to consumer electronic and other manufacturers in an effort to maintain a commercially viable retail price for the DVRs and other devices that enable the TiVo Service.

The lifetime subscriptions to the TiVo Service that we currently offer commit us to providing services for an indefinite period. The revenue we generate from these subscriptions may be insufficient to cover future costs.

We currently offer product lifetime subscriptions that commit us to provide service for as long as the DVR is in service. We receive the lifetime subscription fee for the TiVo Service in advance and amortize it as subscription revenue over four years, which is our estimate of the service life of the DVR. If these lifetime subscribers use the DVR for longer than anticipated, we will incur costs without a corresponding revenue stream and therefore will be required to fund ongoing costs of service from other sources.

We must manage product transitions successfully in order to remain competitive.

The introduction of a new product or product line is a complex task, involving significant expenditures in research and development, training, promotion and sales channel development, and management of existing product inventories to reduce the cost associated with returns and slow moving inventory. As new products are introduced, we intend to monitor closely the inventory of products to be replaced, and to phase out their manufacture in a controlled manner. However, we cannot assure you that we will be able to execute product transitions in this manner or that product transitions will be executed without harming our operating results. Failure to develop products with required features and performance levels or any delay in bringing a new product to market could significantly reduce our revenues and harm our competitive position.

If we fail to manage our growth, it could disrupt our business and impair our ability to generate revenues.

The growth in our subscriber base has placed, and will continue to place, a significant strain on our management, operational and financial resources and systems. Specific risks we face as our business expands include:

We reduced our headcount and other expenditures in the last fiscal year and as a result, our headcount may be inadequate to support our business.    In the current economic environment, reducing expenditures and conserving cash has become one of our priorities. We reduced our headcount in the last fiscal year and we are aggressively pursing cost-saving opportunities. As a result, our current resources may be inadequate to support our business during the holiday shopping season, which is typically the busiest season of our business, or to support the future growth of our business.

Any inability of our systems to accommodate our expected subscriber growth may cause service interruptions or delay our introduction of new services.    We internally developed many of the systems we use to provide the TiVo Service and perform other processing functions. The ability of these systems to scale as we rapidly add new subscribers is unproven. We must continually improve these systems to accommodate subscriber growth and add features and functionality to the TiVo Service. Our inability to add software and hardware or to upgrade our technology, systems or network infrastructure could adversely affect our business, cause service interruptions or delay the introduction of new services.

We will need to provide acceptable customer support, and any inability to do so will harm our brand and ability to generate and retain new subscribers.    Our ability to increase sales, retain current and future subscribers and strengthen our brand will depend in part upon the quality of our customer support operations. Some customers require significant support when installing the DVR and becoming acquainted with the features and functionality of the TiVo Service. We have limited experience with widespread deployment of our products and services to a diverse customer base, and we may not have adequate personnel to provide the levels of support that our customers require. In addition, we have entered into agreements with third parties to provide this support and will rely on them for a substantial portion of our customer support functions. Our failure to provide adequate customer support for the TiVo Service and DVR will damage our reputation in the personal television and consumer electronics marketplace and strain our relationships with customers and strategic partners. This could prevent us from gaining new or retaining existing subscribers and could cause harm to our reputation and brand.

We will need to improve our operational and financial systems to support our expected growth, and any inability to do so will adversely impact our billing and reporting.    To manage the expected growth of our operations, we will need to improve our operational and financial systems, procedures and controls. Our current and planned systems, procedures and controls may not be adequate to support our future operations and expected growth. For example, we replaced our accounting and billing system at the beginning of August 2000. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely impact our relationships with subscribers and cause harm to our reputation and brand. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could also result in errors in our financial and other reporting.

If we are unable to create multiple revenue streams, we may not be able to cover our expenses or meet our obligations to strategic partners and other third parties.

Although our initial success will depend on building a significant customer base and generating subscription fees from the TiVo Service, our long-term success will depend on securing additional revenue streams such as:

•	licensing;

•	advertising;

•	audience measurement research;

•	revenues from programmers; and

•	electronic commerce.

In order to derive substantial revenues from these activities, we will need to attract and retain a large and growing base of subscribers to the TiVo Service. We also will need to work closely with television advertisers, cable and satellite network operators, electronic commerce companies and consumer electronics manufacturers to develop products and services in these areas. We may not be able to effectively work with these parties to develop products that generate revenues that are sufficient to justify their costs. In addition, we are currently obligated to share a portion of these revenues with several of our strategic partners. Any inability to attract and retain a large and growing group of subscribers and strategic partners will seriously harm our ability to support new services and develop new revenue streams.

We face intense competition from a number of sources, which may impair our revenues and ability to generate subscribers.

The personal television market is new and rapidly evolving and we expect competition from a number of sources, including:

Companies offering similar products and services.    We are likely to face intense direct competition from companies such as Microsoft, OpenTV, NDS, EchoStar Communications Corp., CacheVision, Keen Personal Media, Inc., Digeo’s Moxi Digital, Metabyte Networks, Gotuit and SONICblue. These companies offer, or have announced their intention to offer, products with one or more of the TiVo Service’s functions or features and, in some instances, combine these features with Internet browsing or traditional broadcast, cable or satellite television programming. For example, Microsoft launched UltimateTV in spring 2001 which combined DIRECTV satellite programming reception, DVR functionality, WebTV email and web browsing features into one box. Echostar released two versions of DVRs, one with basic DVR functionality and the other with dual-tuner functionality, utilizing Echostar Dish Network satellite reception and DVR software from OpenTV. Echostar has announced plans for future DVR products that incorporate greater disk capacity, enhanced interactive features and high definition TV capability. Scientific-Atlanta is currently rolling out an integrated digital cable DVR set-top box to cable operators including Time Warner Cable. This product combines digital and analog cable reception with dual-tuner DVR functionality, and uses DVR software from Metabyte Networks and Keen Personal Media. Motorola has licensed DVR technology from ReplayTV and Gotuit, and has announced its own plans for integrated cable DVRs. In addition, both Scientific-Atlanta and Motorola have announced plans to build integrated cable DVRs for Charter Communications, a major cable television operator, using Moxi Media Center software from Digeo. The Moxi software enables digital music, photo and games features, in addition to DVR capabilities.

Many of these companies have greater brand recognition and market presence and substantially greater financial, marketing and distribution resources than we do. Some of these companies also have established relationships with third party consumer electronic manufacturers, network operators and programmers, which could make it difficult for us to establish relationships and enter into agreements with these third parties. Some of these competitors also have relationships with our strategic partners.

In addition, various consumer electronics companies, including RCA, are producing, or have announced their intention to produce, no-fee, basic functionality DVRs. Faced with this competition, we may be unable to expand our market share and attract an increasing number of subscribers to the TiVo Service.

Companies licensing DVR and personal television technologies.    We expect to continue to generate a substantial portion of our revenues from licensing fees. Our licensing strategy focuses on producing and enhancing DVR standards in order to promote mass deployment of consumer electronics platforms capable of running the TiVo Service, generating not only licensing fees, but also subscription revenues. Therefore, our licensing revenues depend both upon our ability to successfully negotiate licensing agreements with our partners and, in turn, upon our partners’ successful commercialization of their underlying products. In addition, we face competition from companies such as Microsoft, OpenTV, Metabyte Networks, Keen Personal Media, SONICblue, Digeo and Gotuit who have created competing personal digital video recording technologies. Such companies may offer more economically attractive licensing agreements to manufacturers of personal DVRs. Moreover, the market for in-home entertainment is intensely competitive and subject to rapid technological change. If new technologies render the DVR market obsolete, we may be unable to generate sufficient revenue to cover our expenses and obligations.

Established competition for advertising budgets.    Personal television, in general, and TiVo, specifically, also competes with traditional advertising media such as print, radio and television for a share of advertisers’ total advertising budgets. If advertisers do not perceive personal television as an effective advertising medium, they may be reluctant to devote a significant portion of their advertising budget to promotions on the TiVo Service.

If we are unable to introduce new products or services, or if our new products and services are unsuccessful, the growth in our subscriber base and revenues may suffer.

To attract and retain subscribers and generate revenues, we must continue to add functionality and content and introduce products and services which embody new technologies and, in some instances, new industry standards. This challenge will require hardware and software improvements, as well as new collaborations with programmers, advertisers, network operators, hardware manufacturers and other strategic partners. These activities require significant time and resources and may require us to develop and promote new ways of generating revenue with established companies in the television industry. These companies include television advertisers, cable and satellite network operators, electronic commerce companies and consumer electronics manufacturers. In each of these examples, a small number of large companies dominate a major portion of the market and may be reluctant to work with us to develop new products and services for personal television. If we are unable to further develop and improve the TiVo Service or expand our operations in a cost-effective or timely manner, our ability to attract and retain subscribers and generate revenue will suffer.

Product defects, system failures or interruptions to the TiVo Service may have a negative impact on our revenues, damage our reputation and decrease our ability to attract new subscribers.

Our ability to provide uninterrupted service and high quality customer support depends on the efficient and uninterrupted operation of our computer and communications systems. Our computer hardware and other operating systems for the TiVo Service are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures and similar events. They are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. These types of interruptions in the TiVo Service may reduce our revenues and profits. We currently house the server hardware that delivers the TiVo service at only one location and are exploring the benefits of establishing a backup facility. Our business also will be harmed if consumers believe our service is unreliable. In addition to placing increased burdens on our engineering staff, service outages will create a flood of customer questions and complaints that must be responded to by our customer support personnel. Any frequent or persistent system failures could irreparably damage our reputation and brand.

We have detected and may continue to detect errors and product defects. These problems can affect system uptime and result in significant warranty and repair problems, which could cause customer service and customer relations problems. Correcting errors in our software or fixing defects in our products requires significant time and resources, which could delay product releases and affect market acceptance of the TiVo Service. Any delivery by us of products or upgrades with undetected material product defects or software errors could harm our credibility and market acceptance of the DVRs and the TiVo Service. In addition, defective products could cause a risk of injury that may subject us to litigation or cause us to have to undertake a product recall. For example, we have become aware of occasions where a part has come loose from the remote control device that comes with the DVRs that enable the TiVo Service, including occurrences where a young child has gagged on or ingested a part of the remote control device. While we are unaware of any injuries resulting from the use of our products, if we are required to repair or replace any of our products, we could incur significant costs, which would have a negative impact on our financial condition and results of operations.

Intellectual property claims against us can be costly and could result in the loss of significant rights.

From time to time, we receive letters form third parties alleging that we are infringing their intellectual property. Regardless of their merit, we are forced to devote time and resources to respond to these letters. In addition, if any of these third parties or others were to bring suit against us, our business could be harmed because intellectual property litigation may:

•	be time-consuming and expensive;

•	divert management’s attention and resources away from our business;

•	cause delays in product delivery and new service introduction;

•	cause the cancellation of new products or services; or

•	require us to pay significant royalties or licensing fees.

The emerging enhanced-television industry is highly litigious, particularly in the area of on-screen program guides.    Additionally, many patents covering interactive television technologies have been granted but have not been commercialized. For example, we are aware of at least seven patents for pausing live television. A number of companies in the enhanced-television industry earn substantial profits from technology licensing, and the introduction of new technologies such as ours is likely to provoke lawsuits from such companies. A successful claim of infringement against us, our inability to obtain an acceptable license from the holder of the patent or other right, or our inability to design around an asserted patent or other right could cause our manufacturing partners to cease manufacturing DVRs that enable the TiVo Service, our retailers to stop selling the product or us to cease providing our service, or all of the above, which would eliminate our ability to generate revenues.

Under our agreements with many of our manufacturing and licensing partners, we are obligated to indemnify them in the event that our technology infringes upon the intellectual property rights of third parties. Due to these indemnity obligations, we could be forced to incur material expenses if our manufacturing and licensing partners are sued and if they were to lose the lawsuit, our business could be harmed. In addition, because the products sold by our manufacturing and licensing partners often involve the use of other persons’ technology, this increases our exposure to litigation in circumstances where there is a claim of infringement asserted against the product in question, even if the claim does not pertain to our technology.

Pending intellectual property litigations.    On January 18, 2000, StarSight Telecast Inc., a subsidiary of Gemstar International Group Limited filed a lawsuit against us in the U.S. District Court for the Northern District of California alleging willful and deliberate violation of U.S. Patent Number 4,706,121, entitled “TV Schedule System and Process,” held by StarSight. The complaint alleged that we infringed the patent by, among other things, making, using, selling, offering to sell and/or importing our TV schedule systems and processes without a license from StarSight. StarSight seeks unspecified monetary damages and an injunction against our operations.

The suit also seeks attorneys’ fees and costs. We intend to vigorously defend ourselves. On February 25, 2000, we counterclaimed against StarSight, Gemstar Development Corporation and Gemstar International Group Limited seeking damages for federal antitrust violations and state unfair business practices claims, as well as declaratory relief of non-infringement, invalidity and unenforceability with respect to the patent. On June 21, 2002, a United States International Trade Commission, or ITC, Administrative Law Judge found, among other things, that there had been no infringement of this patent by EchoStar Communications, Pioneer Corporation, Pioneer Digital Technologies, Inc., Pioneer New Media Technologies Inc., Pioneer North America, Inc., Scientific-Atlanta Inc. and SCI Systems Inc. and that StarSight had misused this patent which was also found to be unenforceable for failure to name a co-inventor. On August 2, 2002, the Court entered an order staying all proceedings in the StarSight lawsuit until after final resolution to this ITC action (including any and all appeals) involving this patent. We are not a party to the ITC action although the same patent is at issue. On August 29, 2002, StarSight announced that the ITC had declined to review the decision of its Administrative Law Judge and that StarSight intends to appeal the decision of the ITC to the United States Court of Appeals for the Federal Circuit. We could be forced to incur material expenses during this litigation, and in the event we were to lose this suit, our business would be harmed. Because the lawsuit is still in the pre-trial discovery stage, we cannot determine the total expense or possible loss, if any, that may result from this litigation.

On September 25, 2001, Pause Technology filed a complaint against us in the U.S. District Court for the District of Massachusetts alleging willful and deliberate infringement of U.S. Reissue Patent No. 36,801, entitled “Time Delayed Digital Video System Using Concurrent Recording and Playback.” Pause Technology alleges that it is the owner of this patent, and further alleges that we have willfully and deliberately infringed this patent by making, selling, offering to sell, and using within the United States the TiVo-enabled DVR. Pause Technology seeks unspecified monetary damages as well as an injunction against our operations. It also seeks attorneys’ fees and costs. Our answer was filed on December 26, 2001. We could be forced to incur material expenses in the litigation, and in the event there is an adverse outcome, our business could be harmed. Because the lawsuit is still in the pre-trial discovery stage, we cannot determine the total expense or possible loss, if any, that may result from this litigation.

On December 12, 2001, SONICblue Incorporated filed a lawsuit against us in the U.S. District Court for the Northern District of California, alleging infringement of U.S. Patent No. 6,324,338 entitled “Video Data Recorder with Integrated Channel Guides.” SONICblue alleges that it is the owner of this patent, and further alleges that we have willfully and deliberately infringed this patent by making, selling, offering to sell, and using within the United States the TiVo-enabled DVR. SONICblue seeks unspecified monetary damages as well as an injunction against our operations. Our answer was filed on January 23, 2002. A claim construction hearing is scheduled for March 12, 2003, and no trial date has been scheduled. We could be forced to incur material expenses during this litigation and, in the event we were to lose the lawsuit, our business could be harmed. Because the lawsuit is still in the pre-trial discovery stage, we cannot determine the total expense or possible loss, if any, that may result from this litigation.

On January 23, 2002, we filed a separate lawsuit against SONICblue Incorporated and its wholly owned subsidiary, ReplayTV, Inc., in the U.S. District Court for the Northern District of California, alleging that we are the owner of U.S. Patent No. 6,233,389, entitled “Multimedia Time Warping System,” and alleging further that SONICblue and ReplayTV have willfully and deliberately infringed the patent by making, using, offering to sell and/or selling within the United States digital video recording devices, software and/or personal television services falling within the scope of the patent. We have requested that the court enjoin SONICblue and ReplayTV from further infringement of the patent and award us compensatory damages, treble damages and attorneys’ fees and costs. We could be forced to incur material expenses during this litigation and, in the event we were to lose the lawsuit, our business could be harmed.

On February 5, 2002, Sony Corporation notified us that Command Audio Corporation had filed a complaint against Sony Electronics, Inc. on February 2, 2002 in the U.S. District Court for the Northern District of California. The complaint alleges that, in connection with its sale of DVRs, Sony infringes upon two patents owned by Command Audio (U.S. Patent Nos. 5,590,195 (“Information Dissemination Using Various Transmission Modes”) and 6,330,334 (“Method and System for Information Dissemination Using Television Signals”)). The complaint seeks injunctive relief, compensatory and treble damages and Command Audio’s costs and expenses, including reasonable attorneys’ fees. Under the terms of our agreement with Sony governing the distribution of certain DVRs that enable the TiVo Service, we are required to indemnify Sony against any and all claims, damages, liabilities, costs and expenses relating to claims that our technology infringes upon intellectual property rights owned by third parties. Due to our indemnification obligations, we could be forced to incur material expenses during this litigation, and, if Sony were to lose this lawsuit, our business could be harmed.

In addition, we are aware that some media companies may attempt to form organizations to develop standards and practices in the personal television industry. These organizations or individual media companies may attempt to require companies in the personal television industry to obtain copyright or other licenses. A number of articles have appeared in the press regarding the formation of a consortium of broadcast and cable television networks called the Advanced Television Copyright Coalition. Some of those articles have indicated that the coalition is prepared to support litigation and to explore legislative solutions unless the members of the personal television industry agree to obtain license agreements for use of the companies’ programming. We have received letters from Time Warner Inc. and Fox Television stating that these entities believe our personal television service exploits copyrighted networks and programs without the necessary licenses and business arrangements. Lawsuits or other actions taken by these types of organizations or companies could make it more difficult for us to introduce new services, delay widespread consumer acceptance of our products and services, restrict our use of some television content, increase our costs and adversely affect our business.

If there is an adverse outcome in the class action litigation that has been filed against us, our business may be harmed.

We and certain of our officers and directors are named as defendants in a consolidated securities class action lawsuit filed in the U.S. District Court for the Southern District of New York. This action, which is captioned Wercberger v. TiVo et al., also names several of the underwriters involved in our initial public offering as defendants. This class action is brought on behalf of a purported class of purchasers of our common stock from September 30, 1999, the time of our initial public offering, through December 6, 2000. The central allegation in this action is that the underwriters in our initial public offering solicited and received undisclosed commissions from, and entered into undisclosed arrangements with, certain investors who purchased our common stock in the initial public offering and the after-market. The complaint also alleges that the TiVo defendants violated the federal securities laws by failing to disclose in the initial public offering prospectus that the underwriters had engaged in these allegedly undisclosed arrangements. More than 150 issuers have been named in similar lawsuits. In July 2002, an omnibus motion to dismiss all complaints against issuers and individual defendants affiliated with issuers, including the TiVo defendants, was filed by the entire group of issuer defendants in these similar actions. The issuers’ omnibus motion to dismiss is still pending. We intend to defend this action vigorously; however, we could be forced to incur material expenses in the litigation, and in the event there is an adverse outcome, our business could be harmed.

Our success depends on our ability to secure and protect patents, trademarks and other proprietary rights.

Our success and ability to compete are substantially dependent upon our internally developed technology. We rely on patent, trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. However, the steps we take to protect our proprietary rights may be inadequate. We have filed patent applications and provisional patent applications covering substantially all of the technology used to deliver the TiVo Service and its features and functionality. To date, several of these patents have been granted, and we cannot assure you that any additional patents will ever be granted, that any issued patents will protect our intellectual property or that third parties will not challenge any issued patents. In addition, other parties may independently develop similar or competing technologies designed around any patents that may be issued to us. Our failure to secure and protect our proprietary rights could have a material adverse effect on our business.

Laws or regulations that govern the television industry and the delivery of programming could expose us to legal action if we fail to comply or could require us to change our business.

Personal television and the delivery of television programming through the TiVo Service and a DVR represents a new category in the television and home entertainment industries. As such, it is difficult to predict what laws or regulations will govern our business. Changes in the regulatory climate, the enactment of new legislation or the enforcement or interpretation of existing laws could expose us to additional costs and expenses and could require changes to our business. For example, copyright laws could be applied to restrict the capture of television programming, which would adversely affect our business. It is unknown whether existing laws and regulations will apply to the personal television market. Therefore, it is difficult to anticipate the impact of current or future laws and regulations on our business.

The Federal Communications Commission has broad jurisdiction over the telecommunications and cable industries. The majority of FCC regulations, while not directly affecting us, do affect many of the strategic partners on whom we substantially rely for the marketing and distribution of the DVR and the TiVo Service. As such, the indirect effect of these regulations may adversely affect our business. In addition, the FCC could promulgate new regulations, or interpret existing regulations in a manner that would cause us to incur significant compliance costs or force us to alter the features or functionality of the TiVo Service.

We need to safeguard the security and privacy of our subscribers’ confidential data, and any inability to do so may harm our reputation and brand and expose us to legal action.

The DVR collects and stores viewer preferences and other data that many of our subscribers consider confidential.    Any compromise or breach of the encryption and other security measures that we use to protect this data could harm our reputation and expose us to potential liability. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments could compromise or breach the systems we use to protect our subscribers’ confidential information. We may be required to make significant expenditures to protect against security breaches or to remedy problems caused by any breaches.

Uncertainty in the marketplace regarding the use of data from subscribers could reduce demand for the TiVo Service and result in increased expenses.    Consumers may be concerned about the use of viewing information gathered by the TiVo Service and DVR. Currently, we gather anonymous information about our subscribers’ viewing choices while using the TiVo Service, unless a subscriber affirmatively consents to the collection of personally identifiable viewing information. This anonymous viewing information does not identify the individual subscriber. Privacy concerns, however, could create uncertainty in the marketplace for personal television and our products and services. Changes in our privacy policy could reduce demand for the TiVo Service, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm our reputation and business.

In the future, our revenues and operating results may fluctuate significantly, which may adversely affect the market price of our common stock.

We expect our revenues and operating results to fluctuate significantly due to a number of factors, many of which are outside of our control. Therefore, you should not rely on period-to-period comparisons of results of operations as an indication of our future performance. It is possible that in some periods our operating results may fall below the expectations of market analysts and investors. In this event, the market price of our common stock would likely fall.

Factors that may affect our quarterly operating results include:

•	demand for DVRs and the TiVo Service;

•	the timing and introduction of new services and features on the TiVo Service;

•	seasonality and other consumer and advertising trends;

•	changes in revenue sharing arrangements with our strategic partners;

•	entering into new or terminating existing strategic partnerships;

•	changes in the subsidy payments we make to certain strategic partners;

•	changes in our pricing policies, the pricing policies of our competitors and general pricing trends in the consumer electronics market;

•	timing of revenue recognition under our licensing agreements;

•	loss of subscribers to the TiVo Service; and

•	general economic conditions.

Because our expenses precede associated revenues, unanticipated shortfalls in revenue could adversely affect our results of operations for any given period and cause the market price of our common stock to fall.

Seasonal trends may cause our quarterly operating results to fluctuate and our inability to forecast these trends may adversely affect the market price of our common stock.

Consumer electronic product sales have traditionally been much higher during the holiday shopping season than during other times of the year. Although predicting consumer demand for our products is very difficult, we have experienced that sales of DVRs and new subscriptions to the TiVo Service have been disproportionately high during the holiday shopping season when compared to other times of the year. If we are unable to accurately forecast and respond to consumer demand for our products, our reputation and brand will suffer and the market price of our common stock would likely fall.

We expect that a portion of our future revenues will come from targeted commercials and other forms of television advertising enabled by the TiVo Service. Expenditures by advertisers tend to be seasonal and cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. A decline in the economic prospects of advertisers or the economy in general could alter current or prospective advertisers’ spending priorities or increase the time it takes to close a sale with our advertisers, which could cause our revenues from advertisements to decline significantly in any given period.

If we are unable to raise additional capital on acceptable terms, our ability to effectively manage growth and build a strong brand could be harmed.

We expect that our existing capital resources will be sufficient to meet our cash requirements through our fiscal year ending January 31, 2003. However, as we continue to grow our business, we may need to raise additional capital, which may not be available on acceptable terms or at all. If we cannot raise necessary additional capital on acceptable terms, we may not be able to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.

If additional capital is raised through the issuance of equity securities, the percentage ownership of our existing stockholders will decline, stockholders may experience dilution in net book value per share, or these equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. Any debt financing, if available, may involve covenants limiting, or restricting our operations or future opportunities.

If we lose key management personnel, we may not be able to successfully operate our business.

Our future performance will be substantially dependent on the continued services of our senior management and other key personnel. The loss of any members of our executive management team and our inability to hire additional executive management could harm our business and results of operations. In addition, we do not have employment agreements with, or key man insurance policies for, any of our key personnel.

The nature of some of our strategic relationships may restrict our ability to operate freely in the future.

From time to time, we may engage in discussions with other parties concerning strategic relationships, which may include equity investments by such parties in our company. We currently have such relationships with a number of our strategic partners, including America Online, or AOL, DIRECTV, Sony and Philips. While we believe that such relationships have enhanced our ability to finance and develop our business model, the terms and conditions of such relationships may place some restrictions on the operation of our business in the future.

We may be required to repurchase our outstanding convertible senior notes upon a repurchase event; however, we may not be able to do so.

Holders of our convertible senior notes may require us to repurchase all or any portion of their notes for cash upon a repurchase event, which includes certain changes in control and a failure of our shares of common stock to be listed for trading on the Nasdaq or a U.S. national securities exchange. Although there are currently no restrictions on our ability to pay the repurchase price, future debt agreements may prohibit us from repaying the repurchase price in cash. If we are prohibited from repurchasing the notes, we could seek consent from our lenders to repurchase the notes. If we are unable to obtain their consent, we could attempt to refinance the notes. If we were unable to obtain a consent or refinance, we would be prohibited from repurchasing the notes. Even if we are not prohibited from repurchasing the notes, we may not have sufficient funds to do so. If we were unable to repurchase the notes upon a repurchase event, it would result in an event of default under the indenture governing the notes. The occurrence of an event of default under the notes could lead to the acceleration of all amounts outstanding under the notes, and may also trigger cross-default provisions resulting in the acceleration of our other then-existing debt. These events in turn could harm our share price as well as our ability to continue our operations.

If the conversion price on our outstanding convertible senior notes were reduced, it would result in dilution to the existing holders of our common stock.

The conversion price on our outstanding convertible senior notes will be reduced if, prior to August 28, 2003, we issue common stock or common stock equivalents at an issuance price less than what the indenture governing the notes refers to as the “effective” conversion price on the notes (or with respect to common stock equivalents, such additional common stock is issued with a conversion or exercise price per share less than the “effective” conversion price of the notes.) The “effective” conversion price is derived by multiplying the conversion price in effect at the time of measurement by the percentage of the proceeds from the convertible senior notes and warrants transaction that were attributed to the notes, which was 81%. If we issue warrants in addition to the common stock or common stock equivalents, the indenture requires that we calculate the issuance price of the common stock or common stock equivalents by multiplying the per share issuance price of the common stock or common stock equivalents by the percentage of the proceeds from the issuance that we attribute to the common stock or common stock equivalents for income tax purposes. The conversion price of the notes is currently $3.99, with a current “effective” conversion price, as described above, of $3.23. Accordingly, we cannot issue common stock or common stock equivalents at an issuance price, determined as described above, below $3.23 without triggering a conversion price adjustment. If the conversion price on our convertible notes is reduced, holders of the notes will be entitled to receive a greater number of shares of our common stock in connection with the conversion of the notes, thereby resulting in dilution to the existing holders of our common stock.

If shares of common stock are purchased in a transaction under our February 2002 common stock purchase agreement with Acqua Wellington North American Equities Fund, Ltd., existing common stockholders will experience immediate dilution and, as a result, our stock price may go down.

We have entered into a common stock purchase agreement with Acqua Wellington North American Equities Fund, Ltd. pursuant to which Acqua Wellington may purchase shares of our common stock at a discount between 3.0% and 5.4% to the daily volume-weighted average price of our common stock over the trading period, unless otherwise agreed to by us and Acqua Wellington. As a result, our existing common stockholders will experience immediate dilution upon the purchase of any shares of our common stock by Acqua Wellington. The purchase agreement with Acqua Wellington provides that, at our request, Acqua Wellington will purchase a certain dollar amount of shares, with the exact number of shares to be determined based on the daily volume weighted average price of our common stock over the draw down period for such purchase. As a result, if the per share market price of our common stock declines over the draw-down period, Acqua Wellington will receive a greater number of shares for its purchase price, thereby resulting in further dilution to our stockholders and potential downward pressure on the price of our stock.

Our former independent public accountant, Arthur Andersen LLP, has been found guilty of federal obstruction of justice charges and you are unlikely to be able to exercise effective remedies against them in any legal action.

Although we have dismissed Arthur Andersen as our independent public accountants and engaged KPMG LLP, our consolidated financial statements as of and for the one-month transition period ended January 31, 2001, and the fiscal years ended December 31, 2000 and 1999 have only been audited by Arthur Andersen. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government’s investigation of Enron Corporation. On June 15, 2002, a jury in Houston, Texas found Arthur Andersen guilty of these federal obstruction of justice charges. We understand that Arthur Andersen is scheduled to be sentenced in October 2002. In light of the jury verdict and the underlying events, Arthur Andersen informed the Securities and Exchange Commission that it will cease practicing before the Securities and Exchange Commission by August 31, 2002, unless the Securities and Exchange Commission determines another date is appropriate. A spokesperson for Arthur Andersen announced that, as of August 31, 2002, Arthur Andersen voluntarily relinquished, or consented to revocation of, its firm permits in all states where it was licensed to practice public accountancy with state regulators. A substantial number of Arthur Andersen’s personnel have already left the firm, including the individuals responsible for auditing our audited financial statements included in our annual report, and substantially all remaining personnel are expected to do so in the near future. Because it is unlikely that Arthur Andersen will survive, it is unlikely that investors in our company would be able to exercise effective remedies or collect judgments against them.

In addition, in connection with the re-audit by KPMG of our fiscal year 2002 financial statements and the resulting restatement of such financial statements, Arthur Andersen has informed us that it has withdrawn its audit report dated March 28, 2002. In connection with our amended annual report on Form 10-K/A filed on September 13, 2002, we included a copy of the audit report of Arthur Andersen dated March 2, 2001 included in our transition report on Form 10-K/T filed on April 30, 2001 without Arthur Andersen’s consent in reliance on Rule 2-02(e) of Regulation S-X. Because Arthur Andersen has not consented to the inclusion of their audit report dated March 2, 2001 in our amended annual report on Form 10-K/A and has withdrawn its audit report dated March 28, 2002, investors’ ability to recover against Arthur Andersen with respect to the financial statements included in our amended annual report on Form 10-K/A may be limited.

Moreover, as a public company, we are required to file with the Securities and Exchange Commission periodic financial statements audited or reviewed by an independent public accountant. The Securities and Exchange Commission has said that it will continue accepting financial statements audited by Arthur Andersen on an interim basis so long as a reasonable effort is made to have Arthur Andersen reissue its audit reports and to obtain a manually signed audit report from Arthur Andersen. Arthur Andersen has informed us that it is no longer able to reissue its audit reports because both the partner and the audit manager who were assigned to our account have left the firm. In addition, Arthur Andersen is unable to perform procedures to assure the continued accuracy of its audit reports on our audited financial statements. Arthur

Andersen will also be unable to perform such procedures or to provide other information or documents that would customarily be received by us or underwriters in connection with financings or other transactions, including consents and “comfort” letters. As a result, we may encounter delays, additional expense and other difficulties in future financings. Any resulting delay in accessing or inability to access the public capital markets could have a material adverse effect on us.

The large number of shares available for future sale could adversely affect the market price for our stock.

We cannot predict the effect, if any, that future sales of shares of our common stock, or the availability of shares of our common stock for future sale, will have on the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could adversely affect the market price of our common stock.

Several of our significant stockholders own a substantial number of our shares. AOL owns 6,726,890 shares of our common stock and presently exercisable warrants to purchase an additional 295,428 shares of our common stock. AOL also holds unvested warrants to purchase an aggregate of 5,207,806 shares of our common stock, which pursuant to their terms can never be exercisable. In addition to AOL, DIRECTV, Inc. owns 3,386,601 shares of our common stock and presently exercisable warrants to purchase an additional 155,941 shares. We have granted DIRECTV demand and piggyback registration rights with respect to the shares issuable upon exercise of their warrants. and DIRECTV may sell their shares in registered offerings pursuant to their registration rights, and AOL and DIRECTV may sell their shares in accordance with Rule 144 under the Securities Act.

In addition, in August 2001, we issued $51,750,000 aggregate principal amount of our convertible senior notes due 2006, of which, as of August 31, 2002, there was $44,250,000 in principal amount still outstanding. As of August 31, 2002, these notes were convertible into 10,510,688 shares of our common stock. In connection with the convertible notes offering, we also issued five-year warrants to purchase 2,682,600 shares of our common stock, all of which were still outstanding as of August 31, 2002. Pursuant to a registration rights agreement with the investors in that offering, we have registered the resale of the convertible notes, warrants and shares of common stock issuable upon conversion or exercise of the convertible notes or warrants.

As of August 31, 2002, options to purchase a total of 11,944,613 shares were outstanding under our option and equity incentive plans, and there were 5,806,312 shares available for future grants. We have filed registration statements with respect to the shares of common stock issuable under our option and equity incentive plans.

Future sales of the shares of the common stock described above, or the registration for sale of such common stock, could adversely affect the market price of our common stock. The sale of such stock, as well as the existence of outstanding options and shares of common stock reserved for issuance under our option and equity incentive plans, as well as the shares issuable upon conversion or exercise of our outstanding convertible notes and warrants, also may adversely affect the terms upon which we are able to obtain additional capital through the sale of equity securities.

We may issue common stock to satisfy our current or future cash payment obligations and as a result of such issuances, common stockholders may experience immediate dilution and our stock price may go down.

We have amended our agreements with Thomson and BSkyB in order to enable us to issue common stock to reduce or eliminate some of our cash payment obligations to them. As a result of these amendments, in July 2002, we issued 633,072 shares and 379,843 shares to BSkyB and Thomson, respectively. Under our agreement with Thomson, we can continue to satisfy future cash payment obligations, in part, in shares of common stock. We may negotiate similar amendments to our agreements with other partners in order to reduce our cash payment obligations in the future.

We expect to continue to experience volatility in our stock price.

The market price of our common stock is highly volatile. Since our initial public offering in September 1999 through October 4, 2002, our common stock has closed between $71.50 per share and $2.55 per share, closing at $3.50 on October 4 2002. The market price of our common stock may be subject to significant fluctuations in response to, among other things, the factors discussed in this section and the following factors:

•	Changes in estimates of our financial performance or changes in recommendations by securities analysts;

•	Our failure to meet the expectations of securities analysts or investors;

•	Release of new or enhanced products or introduction of new marketing initiatives by us or our competitors;

•	Announcements by us or our competitors of the creation, developments under, or termination of significant strategic partnerships, joint ventures, significant contracts or acquisitions;

•	Fluctuations in the market prices generally for technology and media-related stocks;

•	Fluctuations in general economic conditions;

•	Fluctuations in interest rates;

•	Market conditions affecting the television and home entertainment industry and the technology sector;

•	Fluctuations in operating results; and

•	Additions or departures of key personnel.

The stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging companies, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock.

Our Certificate of Incorporation, Bylaws, Rights Agreement and Delaware law could discourage a third party from acquiring us and consequently decrease the market value of our common stock.

We may become the subject of an unsolicited attempted takeover of our company. Although an unsolicited takeover could be in the best interests of our stockholders, certain provisions of Delaware law, our organizational documents and our Rights Agreement could be impediments to such a takeover.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Our Amended and Restated Certificate of Incorporation and Bylaws also require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by our board of directors, the chairman of the board or the chief executive officer. Our Amended and Restated Certificate of Incorporation and Bylaws also provide that directors may be removed only for cause by a vote of a majority of the stockholders and that vacancies on the board of directors created either by resignation, death, disqualification, removal or by an increase in the size of the board of directors may be filled by a majority of the directors in office, although less than a quorum. Our Amended and Restated Certificate of Incorporation also provides for a classified board of directors and specifies that the authorized number of directors may be changed only by resolution of the board of directors.

On January 9, 2001, our board of directors adopted a Rights Agreement. Each share of our common stock has attached to it a right to purchase one one-hundredth of a share of our Series B Junior Participating Preferred Stock at a price of $60 per one one-hundredth of a preferred share in the event that the rights become exercisable. The rights become exercisable upon the earlier to occur of

•
ten days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our common stock, subject to limited exceptions, or

•
ten business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person as described in the preceding clause) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our common stock, subject to limited exceptions.

These provisions of Delaware law, our Amended and Restated Certificate of Incorporation and Bylaws and our Rights Agreement could make it more difficult for us to be acquired by another company, even if our acquisition is in the best interests of our stockholders. Any delay or prevention of a change of control or change in management could cause the market price of our common stock to decline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

TIVO INC.

By:	/s/ DAVID H. COURTNEY
David H. Courtney Chief Financial Officer and Executive Vice President Worldwide Operations and Administration (Principal Financial and Accounting Officer)

Date: October 10, 2002